Exhibit 10.1

THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT, WHICH HAVE BEEN REMOVED AND REPLACED WITH AN ASTERISK, HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 405 PROMULGATED UNDER THE SECURITIES ACT OF 1933 AND RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.


                AMENDMENT NO. 2 TO SUPPLIER PARTNERING AGREEMENT
                         BETWEEN WILSON GREATBATCH LTD.
                AND PACESETTER, INC. (d/b/a ST JUDE MEDICAL CRMD)


This amendment (the "amendment") to the Supplier Partnering Agreement between Greatbatch, Inc. (FKA - Wilson Greatbatch Technologies, Inc.), a Delaware Corporation ("Seller"), and Pacesetter, Inc. d/b/a "St Jude Medical CRMD", a California Corporation ("Buyer") are collectively referred to herein as the "Parties". This amendment is entered into effective as of 27 July 2005 (the "effective" date).

BACKGROUND

     A. The Parties entered into a Supplier Partnering Agreement (the "Agreement") effective January 1, 2004.

     B.   The Parties to the Agreement desire to revise the following:

          a. Security / Safety stocks of key raw materials, including "specialty metals"

          b. The ongoing financial liability of maintaining said raw material safety stock, including "specialty metals".

AGREEMENT

In consideration of the foregoing Recitals and the Parties mutual covenants contained herein, the Parties hereby agree as follows:

     1. Pacesetter desires for Greatbatch to maintain secured safety stock of Grade 9 Titanium (raw material) to ensure an ongoing, uninterrupted supply and flow of finished case product. As such, Pacesetter requires and Greatbatch agrees to purchase an initial * of raw material. Any additional purchases of raw material must be approved in writing by Pacesetter prior to purchase.

     2. Pacesetter, Inc. further guarantees the requisite purchase of Grade 9 cases, sufficient to consume the initial (Greatbatch purchased) * and any future acquisitions of Grade 9 material purchases (per item 1), or at it's option, Pacesetter agrees to purchase the raw material (including normal carrying costs) from Greatbatch within * after material receipt at Greatbatch, Inc. The expected material receipt is
          *.


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     3.   Both parties agree, in good faith to increase (or decrease) the price of completed shields by the proportionate variance of raw Titanium material on * due to inherent market price / cost fluctuation. Only price / cost variance beyond * will require pricing changes. Reference current grade 9 titanium market price quoted by Hamilton Precision Metals is *.

     4. Except as provided herein, all of the terms and conditions of the agreement shall remain unchanged and in full force and effect.

The parties have caused this amendment to be executed by their respective duly authorized representatives as of the effective date.

     Buyer:  Pacesetter, Inc.              Seller:  Greatbatch, Inc.

     By:  /s/ Mary Lytle                   By:  /s/ James J. Porcaro
          -----------------------------         --------------------------------

     Title:  Sr. Commodity Mgr.            Title:  VP, Components Manufacturing
             --------------------------            -----------------------------

     Date:  7/28/05                        Date:  August 24, 2005
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